EXHIBIT 4.9

THIRD AMENDMENT

to

CREDIT AGREEMENT

This THIRD AMENDMENT to CREDIT AGREEMENT (this “Amendment”) is entered into as of January 31, 2006, by and among Huttig Building Products, Inc., a Delaware corporation (the “Company”), LaSalle Bank National Association (“LaSalle”), as Administrative Agent, and LaSalle and the other lenders listed on the signature page hereto (the “Lenders”).

Recitals:

A.	The Company, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 24, 2004, as amended by that certain First Amendment to Credit Agreement dated as of December 3, 2004, and as amended by that certain Second Amendment to Credit Agreement dated as of August 5, 2005 but effective as of July 30, 2005 (as amended, the “Loan Agreement”).

B.	The Company, Administrative Agent, and the Required Lenders have agreed to amend the Loan Agreement on the terms and conditions contained herein and grant the waiver to the Loan Agreement set forth herein on the terms and conditions contained herein.

Amendment

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, the Company, Administrative Agent and the Required Lenders hereby agree as follows:

1. Definitions. All references to the “Agreement” or the “Loan Agreement” in the Loan Agreement and in this Amendment shall be deemed to be references to the Loan Agreement as it is amended hereby and as it may be further amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.

2. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of set forth above, but only if this Amendment has been executed by the Company, Administrative Agent and the Required Lenders, and only if all of the documents listed on Exhibit A to this Amendment have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance reasonably satisfactory to Administrative Agent and the Required Lenders.

3. Waiver of Default; No Other Waiver.

3.1. The Company has notified Administrative Agent that the Company has financed certain insurance premiums and granted a Lien on the unearned premiums and dividends on such financed insurance premiums to the Person financing such insurance premiums in violation of Section 11.1 (Debt) of the Loan Agreement and Section 11.2 (Liens) of the Loan Agreement, each of which such violations constitute an Event of Default under Section 13.1.5 (collectively, the “Subject Default”). The Company has requested that the Required Lenders waive the Subject Default.

3.2. The Required Lenders hereby waive the Subject Default if and only if any Liens granted on such unearned premiums and dividends on the financed insurance premiums to the Person financing such insurance premiums are subject to and junior in all respects to Administrative Agent’s rights as loss payee, mortgagee and additional insured under such insurance policies.

3.3. The waiver contained in this Section 3 is specific in intent and is valid only for the specific purpose for which given. Nothing contained herein obligates Administrative Agent or any Lender to agree to any additional waivers of any provisions of any of the Loan Documents, including but not limited to Sections 11.1, 11.2. and 13.1.5 of the Loan Agreement. The waiver contained in this Section 3 is a waiver of only the Subject Default, and shall not operate as a waiver of Administrative Agent’s or any Lenders’ right to exercise remedies resulting from (i) any existing and/or continuing Unmatured Events of Defaults or Events of Default other than the Subject Default, or (ii) other future Unmatured Events of Defaults or Events of Default, in each case whether or not of a similar nature and whether or not known to Administrative Agent or any Lender.

4. Amendments to Loan Agreement.

Subject to the terms and conditions set forth herein, the following amendments shall be made to the Loan Agreement:

4.1. Debt. A new subsection 11.1(j) is hereby added to the Loan Agreement as follows:

“(j) Indebtedness incurred to finance the premiums for the Company’s or any other Loan Party’s property, casualty and workers’ compensation insurance policies and the Person who finances such premiums may have a prior claim to any unearned premiums and dividends with regards to the premiums such Person has financed, but which such claims shall be subject to and junior in all respects to Administrative Agent’s rights as loss payee, mortgagee and additional insured under such insurance policies.”

4.2. Lien. A new subsection 11.2(i) is hereby added to the Loan Agreement as follows:

“Liens securing the Debt permitted by Section 11.1(j) of this Agreement.”

5. Representations and Warranties of the Company. The Company hereby represents and warrants to Administrative Agent, the Issuing Lender and each Lender as of the date hereof, that (i) this Amendment and each of the other documents, agreements, certificates executed in connection herewith (the “Amendment Documents”) have been duly authorized by all necessary corporate action of the Company, (ii) since September 24, 2004, the Company’s articles of incorporation have not been amended, restated or otherwise modified, and since September 28, 2005, the Company’s bylaws have not been amended, restated or otherwise modified, (iii) no consents are necessary from any third Person for the Company’s execution, delivery or performance of this Amendment and the other Amendment Documents which have not been obtained, (iv) this Amendment, the other Amendment Documents, the Loan Agreement and all other Loan Documents to which it is a party constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, (v) except as set forth in the disclosure schedules to the Loan Agreement and the other Loan Documents, the representations and warranties in the Loan Agreement and the other Loan Documents were true and correct when made and are true and correct in all material respects as of the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (vi) after giving effect to this Amendment, there exists no Unmatured Event of Default or Event of Default under the Loan Agreement or the other Loan Documents, and (vii) there are no proceedings of any kind, pending or to the knowledge of any Senior Officer, threatened against the Company or any other Loan Party which might reasonably be expected to have a Material Adverse Effect, and (viii) the modifications to the Company’s bylaws adopted by the Company’s board of directors on September 28, 2005 could not reasonably be expected to materially adversely affect the interests of the Lenders and such modifications to the Company’s bylaws are in compliance with Section 11.5 of the Loan Agreement .

6. Effect of Amendment. Except as set forth in Section 3 of this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent, the Issuing Lender, or any Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement, any of the other Loan Documents or any existing Unmatured Event of Default or Event of Default, nor act as a release or subordination of the Liens and security interests of Administrative Agent under the Loan Documents. Each reference in the Loan Agreement to “the Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, shall be read as referring to the Loan Agreement as amended by this Amendment.

7. Reaffirmation. The Company hereby acknowledges and confirms that (i) except as expressly amended hereby the Loan Agreement and the Loan documents remain in full force and effect, (ii) the Company has no defenses to its obligations under the Loan Agreement and the other Loan Documents, (iii) the Liens and security interests of the Administrative Agent under the Loan Documents secure all the Obligations, continue in full force and effect and have the same priority as before this Amendment, and (iv) the Company has no claim against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents, and the Company hereby releases and waives and discharges forever any such claims it may have against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with this Amendment the other Amendment Documents, the Loan Agreement or the other Loan Documents. This Amendment and each of the other Amendment Documents are a part of the Loan Documents.

8. Fees and Expenses. The Company shall promptly pay to Administrative Agent all fees, expenses and other amounts owing to Administrative Agent under the Loan Agreement and the other Loan Documents upon demand, including, without limitation, all reasonable fees, costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment.

9. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

10. Section Titles. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

11. Counterparts; Facsimile Transmissions. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission, shall constitute effective delivery thereof. Electronic records of executed Amendment maintained by the Lenders shall be deemed to be originals.

12. Incorporation By Reference. Administrative Agent, the Required Lenders, and the Company hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.

13. Notice—Oral Commitments Not Enforceable. Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT COMPANY AND EACH OTHER LOAN PARTY (BORROWER) AND ADMINISTRATIVE AGENT AND THE LENDERS (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY AND ADMINISTRATIVE AGENT AND THE LENDERS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Company acknowledges that there are no other agreements between Administrative Agent, Lenders, Company and the Loan Parties, oral or written, concerning the subject matter of the Loan Documents, as amended hereby, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

14. Notice—Insurance. The following notice is given pursuant to Section 10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS THE COMPANY PROVIDES THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT THE COMPANY’S EXPENSE TO PROTECT THE ADMINISTRATIVE AGENT’S AND THE LENDERS’ INTERESTS IN THE COLLATERAL AND THE REAL ESTATE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS. THE COVERAGE THAT THE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL AND THE REAL ESTATE COLLATERAL. THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING THE ADMINISTRATIVE AGENT WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL AND THE REAL ESTATE COLLATERAL, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

{remainder of page intentionally left blank; signature pages immediately follow}

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

HUTTIG BUILDING PRODUCTS, INC., as the Company

By:	/s/ DAVID L. FLEISHER
Title:	Vice President-Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, as Issuing Lender and as a Lender

By:	/s/ DAVID VAN DE VEN
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ SIGNATURE ILLEGIBLE
Title:	Duly Authorized Signatory

HARRIS TRUST & SAVINGS BANK, as a Lender

By:	/s/ SIGNATURE ILLEGIBLE
Title:	Vice President

NATIONAL CITY BANK OF THE MIDWEST, as a Lender

By:	/s/ ILLEGIBLE HARTMAN
Title:	Vice President

FIRST BANK, as a Lender

By:	/s/ SIGNATURE ILLEGIBLE
Title:	Senior Vice President

CHARTER ONE BANK, N.A., as a Lender

By:	/s/ SIGNATURE ILLEGIBLE
Title:	SVP

FIFTH THIRD BANK (SOUTHERN INDIANA), as a Lender

By:	/s/ SIGNATURE ILLEGIBLE
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrator for Merritt CLO Holding LLC:

By:	/s/ MARIE G. MOLLO
Title:	Duly Authorized Signatory

REAFFIRMATION TO THIRD AMENDMENT TO LOAN AGREEMENT

This Reaffirmation to Third Amendment to Loan Agreement is executed by Huttig, Inc., a Delaware corporation, Huttig Texas Limited Partnership, a Texas limited partnership, Huttig Building Materials, Inc., a Delaware corporation, and Huttig Texas Holdings, Inc., a Delaware corporation (individually and collectively, “Guarantor”) and is entered into as of January 31, 2006 (this “Reaffirmation”). Guarantor acknowledges and consents to all changes, terms and provisions set forth in the foregoing Third Amendment to the Loan Agreement among the Company, Administrative Agent, and the Required Lenders of even date with this Reaffirmation (the “Third Amendment”) and agrees that all such changes are in the best interests of the Company and Guarantor. In consideration of the financial accommodations granted and which may hereafter be granted to the Company by Administrative Agent and the Lenders, in consideration of Administrative Agent’s, the Issuing Lender’s and the Lenders’ reliance on the Guaranty and Collateral Agreement, dated as of September 24, 2004 by and among the Company, Guarantor and the Administrative Agent (as amended, modified, restated or replaced from time to time, the “Guaranty and Collateral Agreement”) and the other Loan Documents to which Guarantor is a party, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor, irrevocably and unconditionally reaffirms the Guaranty and Collateral Agreement and the other Loan Documents to which it is a party and its continuing guarantee of the payment and performance of all current and future Obligations. Guarantor agrees that the validity and enforceability of the Guaranty and Collateral Agreement and the other Loan Documents to which it is a party is not and shall not be affected in any way or manner by any of the changes, terms and provisions set forth in the Third Amendment.

Guarantor hereby represents and warrants to Administrative Agent, the Issuing Lender and each Lender as of the date hereof, that (i) this Reaffirmation has been duly authorized by an officer of the Guarantor or by the Guarantor’s board of directors, partners, board of managers, or members, as the case may be, (ii) since September 24, 2004, Guarantor’s articles of incorporation and bylaws have not been amended, restated or otherwise modified, (iii) no consents are necessary from any third Person for Guarantor’s execution, delivery or performance of this Reaffirmation which have not been obtained, (iv) this Reaffirmation and all other Loan Documents to which it is a party constitute the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, (v) except as set forth in the disclosure schedules to the Loan Agreement and the other Loan Documents, the representations and warranties in the Loan Agreement were true and correct when made and are true and correct in all material respects as of the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (vi) after giving effect to the Third Amendment, there exists no Unmatured Event of Default or Event of Default under the Loan Agreement.

Guarantor hereby acknowledges and confirms that (i) the Loan Documents are in full force and effect, (ii) Guarantor has no defenses to its obligations under the Loan Documents, (iii) the Liens and security interests of the Administrative Agent under the Loan Documents secure all the Obligations, continue in full force and effect and have the same priority as before the Third Amendment, and (iv) Guarantor has no claim against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents, and Guarantor hereby releases and waives and discharges forever any such claims it may have against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents.

{Reaffirmation continues on the next page; Signatures are on the next page}

Capitalized terms used in this Reaffirmation, but not defined herein, shall have the meanings set forth in the Third Amendment.

HUTTIG, INC.

By:	/s/ DAVID L. FLEISHER
Title:	Treasurer

HUTTIG TEXAS LIMITED PARTNERSHIP

By:	Huttig Building Materials, Inc. its general partner

By:	/s/ DAVID L. FLEISHER
Title:	Treasurer

HUTTIG BUILDING MATERIALS, INC.

By:	/s/ DAVID L. FLEISHER
Title:	Treasurer

HUTTIG TEXAS HOLDINGS, INC.

By:	/s/ DAVID L. FLEISHER
Title:	Treasurer